        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 1996
                                                REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                 HOT TOPIC, INC.
             (Exact name of Registrant as specified in its charter)

                                ----------------

              California                                    77-0198182
      (State or other jurisdiction                        (I.R.S. Employer
   of incorporation or organization)                   Identification Number)

                              3410 Pomona Boulevard
                            Pomona, California 91768
                                 (909) 869-6373
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                ----------------

                             NON-PLAN STOCK OPTIONS
                           1996 EQUITY INCENTIVE PLAN
                 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                ----------------

                                 Jay A. Johnson
                             Chief Financial Officer
                                 HOT TOPIC, INC.
                              3410 Pomona Boulevard
                            Pomona, California 91768
                                 (909) 869-6373
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------

                                   Copies to:

                          M. Wainwright Fishburn, Esq.
                             Lance W. Bridges, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (619) 550-6000
                                ----------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                          PROPOSED          PROPOSED
                                                                           MAXIMUM           MAXIMUM
           TITLE OF EACH CLASS OF                      AMOUNT TO        OFFERING PRICE      AGGREGATE            AMOUNT OF
        SECURITIES TO BE REGISTERED                  BE REGISTERED       PER SHARE(1)    OFFERING PRICE(1)    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
  Stock Options and Common Stock, no par value          931,795         $2.00-$23.375     $13,665,030.25         $4,140.92
==============================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to options granted outside of the 1996 Equity Incentive Plan (the "Equity Plan"); (b) the actual exercise price for shares subject to options previously granted under the Registrant's Equity Plan; (c) additional shares of Common Stock available for future grant under the Equity Plan calculated on the basis of the average of the high and low sales price of Registrant's Common Stock on October 3, 1996 as reported on the Nasdaq National Market System; (d) the actual exercise price for shares subject to options previously granted under the Registrant's 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), (e) shares issuable under the Directors Plan calculated on the basis of the average of the high and low sales price of Registrant's Common Stock on October 3, 1996 as reported on the Nasdaq National Market System; and (f) shares issuable under the Employee Stock Purchase Plan calculated on the basis of the average of the high and low sales price of Registrant's Common Stock on October 3, 1996 as reported on the Nasdaq National Market System. The following chart shows the calculation of the registration fee.

----------------------------------------------------------------------------------------------------------
                                                                           Offering Price     Aggregate
                 Type of Shares                      Number of Shares         Per Share     Offering Price
----------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding
options issued outside of the Equity Plan                 13,420                $2.00         $26,840.00
----------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding
options under the Equity Plan                              2,000                $2.34          $4,680.00
----------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding
options under the Equity Plan                            114,875                $2.50        $287,187.50
----------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding
options under the Equity Plan                             91,000                $2.75        $250,250.00
----------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding
options under the Equity Plan                             53,000                $3.03        $160,590.00
----------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding
options under the Equity Plan                             37,500                $3.25        $121,875.00
----------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding
options under the Equity Plan                             68,500                $5.00        $342,500.00
----------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding
options under the Equity Plan                             25,000                $8.00        $200,000.00
----------------------------------------------------------------------------------------------------------
Common Stock available for grant under the
Equity Plan                                              346,500              $23.375      $8,099,437.50
----------------------------------------------------------------------------------------------------------
Common Stock issuable under the Directors' Plan            6,666               $18.00        $119,988.00
----------------------------------------------------------------------------------------------------------
Common Stock issuable under the Directors' Plan           23,334              $23.375        $545,432.25
----------------------------------------------------------------------------------------------------------
Common Stock issuable under the Employee
Stock Purchase Plan                                      150,000              $23.375      $3,506,250.00
----------------------------------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The contents of the Registration Statement on Form SB-2, No. 333-5054-LA, filed by Hot Topic, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") on June 17, 1996, as amended through the date hereof (the "Form SB-2") are hereby incorporated by reference into this Registration Statement. The Registrant has not filed, and has not been required to file, an annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of the date hereof. A description of the Registrant's Common Stock which is contained in the Form SB-2, including any amendment or reports filed for the purpose of updating such description, is hereby incorporated by reference into this Registration Statement. All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the issuance of the Common Stock offered pursuant to the 1996 Equity Incentive Plan, the 1996 Non-Employee Directors' Stock Option Plan, the Employee Stock Purchase Plan and the options to purchase up to 13,420 shares of Common Stock granted outside the foregoing plans will be passed upon for the Company by its counsel, Cooley Godward LLP, San Diego, California. GC&H Investments, a general partnership formed by the partners of Cooley Godward LLP for investment purposes, holds 10,100 shares of Common Stock of the Registrant.

                                       1.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Amended and Restated Articles of Incorporation provide that to the fullest extent permitted by California law, the Registrant's directors will not be personally liable to the Registrant and its shareholders for monetary damages for any breach of a director's fiduciary duty. The Amended and Restated Articles of Incorporation do not, however, eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Each director will continue to be subject to liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its shareholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, for improper transactions between the director and the Registrant and for improper distributions to shareholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

         In addition, the Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its officers, employees and other agents to the fullest extent permitted by California law. The Registrant is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Registrant has entered into indemnity agreements with each of its directors and officers. In addition, the Registrant is required, subject to certain exceptions, to advance all expenses incurred by any director or executive officer in connection with a completed, pending or threatened action, suit or proceeding upon receipt of an undertaking by such director or executive officer to repay all amounts advanced by the Registrant on such person's behalf if it is ultimately determined that such person is not entitled to be indemnified under the Bylaws or otherwise

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


                                       2.

ITEM 8.  EXHIBITS.

Exhibit No.      Description
-----------      -----------

    4.1          Registrant's Amended and Restated Articles of Incorporation.

    4.2          Registrant's Bylaws.

    4.3          Specimen Stock Certificate. (1)

    5.1          Opinion of Cooley Godward LLP.

    23.1         Consent of Ernst & Young LLP.

    23.2         Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

    24.1         Power of Attorney.  Reference is made to page 6.

    99.1         1996 Equity Incentive Plan (the "Equity Plan"). (1)

    99.2         Form of Incentive Stock Option Agreement under the Equity Plan. (1)

    99.3         Form of Nonstatutory Stock Option Agreement under the Equity Plan. (1)

    99.4         1996 Non-Employee Directors' Stock Option Plan. (1)

    99.5         Employee Stock Purchase Plan. (1)

    99.6         Form of Nonstatutory Stock Option Agreement outside of the Equity Plan.


---------------
 (1) Filed as an exhibit to Amendment No. 1 to the Registration Statement on Form SB-2 (No. 333-5054-LA), and incorporated herein by reference.

                                       3.

ITEM 9.  UNDERTAKINGS

         (a)  Rule 415 Offering.

         The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                       4.

         (b)  Filings Incorporating Subsequent Exchange Act Documents By
Reference.

              The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                       5.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pomona, State of California, on October 9, 1996.

                                       HOT TOPIC, INC.

                                       By /s/ ORVAL D. MADDEN
                                          --------------------------------------
                                          Orval D. Madden
                                          President, Chief Executive Officer
                                          and Director

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Orval D. Madden and Jay A. Johnson and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                Title                                              Date
         ---------                                -----                                              ----

/s/ ROBERT M. JAFFE                      Chairman of the Board                               October 2, 1996
--------------------------------
   Robert M. Jaffe

/s/ ORVAL D. MADDEN                      President, Chief Executive Officer                  October 9, 1996
--------------------------------         and Director(Principal Executive Officer)
   Orval D. Madden

/s/ JAY A. JOHNSON                       Chief Financial Officer and Assistant               October 9, 1996
--------------------------------         Secretary (Principal Financial and
   Jay A. Johnson                        Accounting Officer)


/s/ EDGAR F. BERNER                      Director                                            October 9, 1996
--------------------------------
   Edgar F. Berner

/s/ STANLEY E. FOSTER                    Director                                            October 9, 1996
--------------------------------
   Stanley E. Foster

/s/ JESS MARZAK                          Director                                            October 9, 1996
--------------------------------
   Jess Marzak

/s/ GEORGE PEYSER                        Director                                            October 9, 1996
--------------------------------
   George Peyser

/s/ CECE SMITH                           Director                                            October 9, 1996
--------------------------------
   Cece Smith


                                       6.

                                  EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION
-----------    -----------

    4.1        Registrant's Amended and Restated Articles of Incorporation.

    4.2        Registrant's Bylaws.

    4.3        Specimen Stock Certificate.                                               *

    5.1        Opinion of Cooley Godward LLP.

    23.1       Consent of Ernst & Young LLP.

    23.2       Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

    24.1       Power of Attorney.  Reference is made to Page 6.

    99.1       1996 Equity Incentive Plan (the "Equity Plan").                           *

    99.2       Form of Incentive Stock Option Agreement under the Equity Plan.           *

    99.3       Form of Nonstatutory Stock Option Agreement under the Equity Plan.        *

    99.4       1996 Non-Employee Directors' Stock Option Plan.                           *

    99.5       Employee Stock Purchase Plan.                                             *

    99.6       Form of Nonstatutory Stock Option Agreement outside of the Equity Plan.


-----------------
* Filed as an exhibit to Amendment No. 1 to the Registration Statement on Form SB-2 (No. 333-5054-LA), and incorporated herein by reference.